 EXHIBIT A

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that the Schedule 13D, to which this Agreement is attached as Exhibit A, and all amendments thereto may be filed on behalf of each such person.

Date: February 16, 2017

/s/ Joseph A. Jolson
Joseph A. Jolson

Joseph A. Jolson Trust dtd 6/4/91

/s/ Joseph A. Jolson
Joseph A. Jolson, Trustee